                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

PARENT
Calumet Bancorp, Inc.

                                     PERCENTAGE                 JURISDICTION OR
SUBSIDIARY                             OWNED                 STATE OF INCORPORATION
----------                           ----------              ----------------------
Calumet Federal Savings and
Loan Association of Chicago            100%                       United States

Calumet Savings Service
Corporation ("CSSC") (1)               100%                        Illinois

Calumet Residential
Corporation ("CRC") (1)                100%                        Illinois

Calumet Mortgage Corporation
of Idaho ("CMCID") (2)                 100%                        Idaho

Calumet United Limited Liability
Corporation ("CULLC") (3)               51%                        Wyoming


(1) First tier subsidiary of Calumet Federal Savings
(2) First tier subsidiary of Calumet Savings Service Corporation
(3) 51% owned by Calumet Residential Corporation and 49% by two individuals